Exhibit 16.1

January 23, 2007

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read Rogers International Raw Materials Fund, L.P.’s statements included under Item 4.01 of its Form 8-K/A filed on January 23, 2007, and we agree with such statements concerning our firm.

Altschuler, Melvoin and Glasser LLP